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                                                                   EXHIBIT 23.1





                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports dated March 14, 1997 included in or made a part of CorporateFamily Solutions, Inc. registration statement, and to all references made to our Firm.




                                                ARTHUR ANDERSEN LLP

Nashville, Tennessee
July 23, 1997.